Company Overview

Singapore-based Healthcare IT company founded in 2019

Growing list of SME and Fortune 500 customers

Currently operating in Singapore

Transaction Highlights

Target close: Q4 2022

Proposed ticker (NASDAQ): EUDA

Pro forma valuation: $172M EV

- 8.6x 2023 Revenue
- 37.7x 2023 EBITDA

Pro forma ownership:

- EUDA Shareholders: 54%
- IPO shareholders: 36%
- Sponsor share: 9%
- Service providers: 1%

Use of proceeds: Product development and other AI technology research, business expansion, and potential strategic investment opportunities.

Capital Structure

The transaction is funded by the issuance of 14M new shares to EUDA's shareholders at a deemed value of $10 per share and contingent earn-outs of 4M shares over the next 2.5 years, ending 31 December 2024 upon EUDA's achievement to a certain share price, revenues and net income.

Business Overview

Believed to be the first-of-its-kind, a Southeast Asian digital healthcare ecosystem aimed at making healthcare more affordable and accessible, improving patient experience, and delivering better patient outcomes through personalized healthcare.

Proprietary unified AI platform quickly assesses a patient's medical history, triages a medical condition, digitally connects patients with clinicians, and predicts optimal treatment outcomes. Aims to build a fully integrated ecosystem for individuals, doctors, insurers, and employers.

Holistic approach supports patients through all stages of care, including wellness & prevention, urgent care & emergencies, pre-existing conditions, and aftercare services.

Key management team members have a combined 100 years of experience in healthcare, technology, insurance, and consumer experience.

Look to expand across Southeast Asia.

Market Opportunity

Healthcare expenditure in Asia-Pac is projected to grow by 7% annually to US$2.4 trillion by 2022.

Growing need to minimize travel time, consultation wait time, and provide under-served segments wider access to healthcare

Health-tech usage in Southeast Asia grew 400% in 2020, with user engagement persisting post-lockdown.

Source: Google, Temasek, Bain & Company - e-Conomy SEA, 2020

Competitive Strengths

Disruptive Business Model	Rapid Diversification	Superior AI Driven Back-end	Visionary Management	Expanding Network
Unique **ecosystem-based business model** integrates a full continuum of healthcare services with data analytics to provide patients with choice of treatment, price transparency, and **improved outcomes**	**Constant diversification** into new business verticals to **expand cross-selling opportunities** and **improve monetization channels**	**Comprehensive data analytics seamlessly distributed** across physicians, health plans, and corporate users to provide **superior patient experience and informed treatment options**	Key management team members have **combined 100 years' experience** in **healthcare, technology, insurance, and consumer experience**	Look to expand **across Southeast Asia**

Financial Forecast



Financial Forecast, USD'M
250
200
150
100
50
0
150%
100%
50%
0%
19%
23%
54%
100%
150%
100%
10.5
1.1
13.0
2.1
20.0
4.6
40.0
12.5
100.1
35.3
200.4
72.7
2021A
2022F
2023F
2024F
2025F
2026F
Revenue
EBITDA
Revenue growth



Revenue by Service Care Line, USD'M
6.0
4.5
-
8.2
4.8
-
12.0
6.5
1.5
25.1
11.5
3.4
55.7
35.4
9.0
95.8
86.9
17.7
2021A
2022F
2023F
2024F
2025F
2026F
Healthcare
LifeStyle & Wellness
Health Plans

Notes:

- *Forecasts are based on Base scenario which projects existing services to further expand in Singapore. The existing services are Medical Urgent Care, Property Management Services and Euda Society (Doctor's Insurance).*
- *The Property Management Service covers the management of properties such as condominiums and shopping malls. Categorized under Home Care Service line from 2023 onward, this service line will eventually evolve to provide home-based medical services to households.*
- *Growth rates are based on the following assumptions:*
  - *Economies of scale (expansion of healthcare, lifestyle & wellness service lines and enablement in Singapore);*
  - *Cross-selling opportunities between the service vertical; and*
  - *Southeast Asia demands i.e., addressing gaps in the identified markets.*
- *Surge in revenue growth is aligned with our projected expansion timeline.*